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                                                                     EXHIBIT 5.1

July 22, 2004

Board of Directors
Integrated Business Systems and Services, Inc.
1601 Shop Road
Suite E
Columbia, South Carolina 29201

      RE: INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC. (THE "CORPORATION") REGISTRATION STATEMENT ON FORM SB-2 (THE "REGISTRATION STATEMENT")

Ladies and Gentlemen:

      We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed public resale of up to 23,733,930 shares of the Corporation's common stock, no par value (collectively, the "Common Stock"), by certain selling stockholders.

      We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the Securities Act for filing as Exhibit 5.1 to the Registration Statement.

      We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

      Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an Exhibit to the

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Registration Statement and to the use of our name under the caption "Legal
Matters" in the Prospectus constituting a part thereof.

                                      Very truly yours,

                                      /s/ Parker, Poe, Adams & Bernstein L.L.P.

                                      Parker, Poe, Adams & Bernstein L.L.P.